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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       Date of Report: September 14, 1999



                                 THE KROGER CO.
             (Exact name of registrant as specified in its charter)


An Ohio Corporation               No. 1-303                     31-0345740
(State or other jurisdiction      (Commission File              (IRS Employer
of incorporation)                 Number)                       Number)


1014 Vine Street
Cincinnati, OH 45201
(Address of principal
executive offices)

Registrant's telephone number:  (513) 762-4000



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Item 5.                    Other Events

                           A. On September 14, 1999, the Company released its earnings for the second quarter of 1999. Attached hereto as Exhibit 99.1 is the text of that release.

                           B. On September 14, 1999, the Company conducted an investor conference call. Attached hereto as Exhibit
                           99.2 is the text of the prepared remarks for that call.

                           C. Due to the Company's recent merger with Fred Meyer, Inc., and the change in its fiscal year, comparisons of financial results for 1999 with those of 1998 are not meaningful. Adjusting 1998 results to take into account the merger and the change in fiscal year, the Company estimates that its sales and diluted earnings per share for the third and fourth quarters of 1998 would have been approximately:

                                                              3rd Quarter               4th Quarter
                                                                 1998                       1998
                                                                 ----                       ----
                           Sales                              $10.1 billion             $11.4 billion

                           Diluted earnings per share
                             before extraordinary items           $0.18                     $0.34


                           Sales as shown above have not been adjusted to account for divested stores. These estimates include the effect of the Company's merger with Fred Meyer, which was accounted for as a pooling-of-interests, and the change in Kroger's fiscal year end that was disclosed in its Current Report on Form 8-K dated January 15, 1999.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

                           (c)      Exhibits:

                                    99.1 Earnings release for second quarter
                                         1999.

                                    99.2 Text of prepared remarks for investor
                                         conference call.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                        THE KROGER CO.



September 14, 1999                      By:   (Paul Heldman)
                                              Paul Heldman
                                                Senior Vice President, Secretary
                                                and General Counsel






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                                  EXHIBIT INDEX



Exhibit No.                                 Exhibit
-----------                                 -------


99.1                   Earnings release for second quarter 1999.

99.2                   Text of prepared remarks for investor conference call.